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                                                                 EXHIBIT 10.13
                              EMPLOYMENT AGREEMENT
                              --------------------

                  This Employment Agreement is made and entered into as of this 23rd day of August, 1996, by and between O'Gara-Hess & Eisenhardt Armoring Company, a Delaware corporation (the "Company"), and Gary W. Allen (the "Executive").

                  WHEREAS, the Executive and the Company desire to embody in this Agreement the terms and conditions of Executive's employment by the Company;

                  NOW, THEREFORE, in consideration of the premises and mutual promises contained in this Agreement, including the revised compensation paid to executive, the parties hereby agree:

                                    ARTICLE I

                     EMPLOYMENT, DUTIES AND RESPONSIBILITIES
                     ---------------------------------------

                  1.01. EMPLOYMENT. The Company shall employ Executive as Vice President- Operations. Executive hereby accepts such employment. Executive agrees to devote his full business time and best efforts to promote the interests of the Company.

                  1.02. DUTIES AND RESPONSIBILITIES. Executive shall have such duties and responsibilities as are consistent with his position and shall perform such services not inconsistent with his position as shall from time to time be assigned to him by the Board of Directors of the Company, the Chief Executive Officer of the Company, or any other officer of the Company in a position superior to Executive.

                                   ARTICLE II

                                      TERM
                                      ----

                  2.01. TERM. (a) The term of this Agreement (the "Term") shall commence on September 1, 1996 and shall continue for a period of two (2) years until August 31, 1998 unless sooner terminated pursuant to Article V hereof. Thereafter, the Term shall continue on a monthly basis unless terminated by any party upon one month's prior written notice.

                                   ARTICLE III

                                  COMPENSATION
                                  ------------

                  3.01. SALARY, BONUSES AND BENEFITS. As compensation and consideration for the performance by Executive of his obligations under this Agreement to the Company, Executive shall be entitled to the compensation and benefits described in the attached Exhibit A (subject, in each case, to the provisions of ARTICLE V hereof).

                  3.02.  EXPENSES

                  (a) The Company will reimburse Executive for reasonable business- related expenses incurred by him in connection with the performance of his duties hereunder during the Term, subject, however, to the Company's policies relating to business-related expenses as in effect from time to time during the Term.


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                                   ARTICLE IV
                                   ----------

                  4.01.  EXCLUSIVITY, ETC.

                  (a) Executive agrees to perform his duties, responsibilities and obligations hereunder efficiently and to the best of his ability. Executive agrees that he will devote his entire working time, care and attention and best efforts to such duties, responsibilities and obligations with the Company throughout the Term. Executive also agrees that he will not engage in any other business activities, pursued for gain, profit or other pecuniary advantage that are competitive with the activities of the Company, except as permitted in
Section 4.02 below. Executive agrees that all of his activities as an employee of the Company shall be in conformity with all policies, rules and regulations and directions of the Company not inconsistent with this Agreement.

                  4.02.  OTHER BUSINESS VENTURES; NONCOMPETITION.

                  (a) The term "Confidential Information", as employed in this Agreement, means (a) any object, material, device, substance, data, report, record, forecast, interpretation or information, whether written or oral, not in the public domain and relating to or reflecting any product, design, process, procedure, formula, research, idea, invention, discovery, improvement, equipment, scientific or technical information, method of production, business plan, financial information, listing of names, addresses or telephone numbers, trade secret and/or know how, and all matters pertaining thereto, of the Company whether or not contained in any written document, which are or have been directly or indirectly communicated to, acquired by, or learned by the Executive as a result of his relationship (whether as an employee or otherwise) with the Company and (b) any analysis, compilation, note, study, sample, drawing, sketch, computer program, computer file or other document, whether prepared by or under the direction of the Company, the Executive or others, and all copies, facsimiles, replicas, photographs, and reproductions thereof, which contain, relate to, or reflect any of the aforementioned items.

                  (b) The Executive shall not, directly or indirectly, either disclose any Confidential Information, except to the extent required in the performance of his duties as an employee of the Company and then only at the direction of the Company, or use any Confidential Information for the benefit of himself or any person, firm, corporation, or association other than Company, either during the term of his employment by the Company or after the termination of such employment. Nothing contained in this Agreement is deemed to conflict with Ohio Revised Code sections 1333.51 or 1333.81.

                  (c) All samples, drawings, sketches, documents and written information of any kind reflecting any of the Confidential Information or relating to the Company's business or products which come into the possession of the Executive shall remain the sole property of the Company, and shall not be copied, photocopied, reprinted or otherwise reproduced or disseminated by the Executive except in the performance of his duties as an employee of the Company and then only at the direction of the Company. Upon the earlier of the Company's request therefor or the termination of the Executive's employment by the Company, the Executive shall return all such samples, drawings, sketches, documents and written information, and all copies, facsimiles, replicas, photocopies, and reproductions of them, to the Company.

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                  (d) The Executive hereby covenants and agrees to refrain,
during his employment by the Company and for a period of two (2) years after the date of termination of the Executive's employment for cause or if the Executive terminates employment on his own volition, from directly or indirectly owning any interest in or engaging in or performing any services for any person, firm or corporation that directly or indirectly engages in any business which competes with any aspect of the business of the Company, wherever located, either as an individual on his own behalf, or as a partner, employee or agent for any person or partnership, or as an employee, officer, agent, director or shareholder of a corporation. The Executive will not at any time during the period of the Executive's employment by the Company and for a period of two (2) years thereafter induce or assist others to induce or attempt to induce, in any manner, directly or indirectly, any employee, agent, representative, customer or any other person or concern dealing with or in any way associated with the Company to terminate or to modify in any other fashion to the detriment of the Company such association with the Company. The Executive represents that his experience and capabilities are such that the provisions of this paragraph will not prevent him from earning a livelihood.

                  (e) The parties hereto agree that the Executive's agreements contained in paragraph (b) through (d) of this Article relate to matters of unique character and peculiar value impossible of replacement, that breach of such agreements by the Executive will cause the Company great and irreparable injury therefor, that the remedy at law for any breach of the agreements contained in (b) through (d) will be inadequate and that the Company, in addition to any other relief available to it, shall be entitled to temporary restraining orders and temporary and permanent injunctive relief or other equitable relief without the necessity of proving actual damage so as to prevent a breach of any of the agreements contained in (b) through (d) of this Article and to secure the enforcement thereof.

                                    ARTICLE V

                                   TERMINATION
                                   -----------

                  5.01. TERMINATION BY THE COMPANY. The Company shall have the right to terminate the Executive's employment at any time, with or without "Cause." For purposes of this Agreement, "Cause" shall mean (i) substantial failure by the Executive to perform his duties as described in Article I of this Agreement, (ii) a breach by the Executive of any of the other terms and conditions of this Agreement, (iii) conduct grossly insubordinate or disloyal to the Company, or (iv) pleading no contest or guilty to a felony charge or being convicted of a felony.

                  5.02. DEATH. In the event Executive dies during the Term, this Agreement shall automatically terminate, such termination to be effective on the date of Executive's death.

                  5.03. DISABILITY. In the event that Executive shall suffer a disability which shall have prevented him from performing satisfactorily his obligations hereunder for a period of at least 90 consecutive days, or 180 non-consecutive days within any 365 day period, the Company shall have the right to terminate Executive's employment, such termination to be effective upon the giving of notice thereof to Executive in accordance with Section 6.03 hereof.

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                  5.04. EFFECT OF TERMINATION. (a) In the event of termination of Executive's employment for any reason, the Company shall pay to executive (or his beneficiary in the event of his death) any base salary or other compensation in accordance with the normal pay practices of the Company upon a termination of employees for similar reasons.

                  (b) In the event of termination of Executive's employment (i) by the Company for Cause, (ii) by Executive for any reason, (iii) because of Executive's death, or (iv) pursuant to Section 5.03, because of Executive's disability, neither the Executive nor any beneficiary of Executive shall be entitled to any further compensation other than the amounts described in Section 5.04(a) hereof.

                  (c) In the event of termination of Executive's employment by the Company other than for Cause, the Company shall pay Executive, in addition to the amounts described in Section 5.04(a) hereof, an amount equal to the value of the continued payment of Executive's base salary for the remainder of the Term. Such amount shall be payable, at the discretion of the Company, either (i) in a lump sum or (ii) in equal monthly installments.

                                   ARTICLE VI

                                  MISCELLANEOUS
                                  -------------

                  6.01. MITIGATION: OFFSET. In the event that an amount becomes payable to Executive pursuant to Section 5.04(c) above, such amount shall be reduced, on a dollar-for-dollar basis, by (i) any outstanding amounts owed by Executive to the Company and (ii) the amount of any compensation for services earned by Executive during the remainder of the Term, from any source, whether paid currently or deferred. In such event, Executive shall cooperate with the Company and shall provide such information to the Company as it may reasonably require.

                  6.02. BENEFIT OF AGREEMENT; ASSIGNMENT; BENEFICIARY. (a) This Agreement shall inure to the benefit of and be binding upon the Company and their successors and assigns (but only to the extent the Agreement relates to such entity), including, without limitation, any corporation or person which may acquire all or substantially all of the Company's assets or business, or with or into which the Company may be consolidated or merged. This Agreement shall also inure to the benefit of, and be enforceable by, the Executive and his personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amount would still be payable to the Executive hereunder if he had continued to live, all such amounts shall be paid in accordance with the terms of this Agreement to the Executive's beneficiary, devisee, legatee or other designee, or if there is no such designee, to the Executive's estate.

                  (b) The Company shall require any successor (whether director or indirect, by operation of law, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

                  6.03. NOTICES. Any notice required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered or if sent by registered or

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certified mail, postage prepaid, with return receipt requested, addressed: (a)
in the case of the Company to Bill O'Gara; and (b) in the case of Executive, to Executive's last known address as reflected in the Company's records, or to such other address as Executive shall designate by written notice to the Company. Any notice given hereunder shall be deemed to have been given at the time of receipt thereof by the person to whom such notice is given if personally delivered or at the time of mailing if sent by registered or certified mail.

                  6.04. ENTIRE AGREEMENT; AMENDMENT. This Agreement contains the entire agreement of the parties hereto with respect to the terms and conditions of Executive's employment during the Term and supersedes any and all prior agreements and understandings, whether written or oral, between the parties hereto with respect to compensation due for services rendered hereunder. This Agreement may not be changed or modified except by an instrument in writing signed by both of the parties hereto.

                  6.05. WAIVER. The waiver of either party of a breach of any provision of this Agreement shall not operate or be construed as a continuing waiver or as a consent to or waiver of any subsequent breach hereof.

                  6.06. HEADINGS. The Article and Section headings herein are for convenience of reference only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

                  6.07. GOVERNING LAW. This Agreement shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of Ohio without reference to the principles of conflict of laws.

                  6.08. AGREEMENT TO TAKE ACTIONS. Each party hereto shall execute and deliver such documents, certificates, agreements and other instruments, and shall take such other actions, as may be reasonably necessary or desirable in order to perform his or its obligations under this Agreement or to effectuate the purposes hereof.

                  6.09. VENUE AND JURISDICTION. Executive shall bring any legal action against the Company in either Butler County Court of Common Pleas, State of Ohio, U.S.A. or in United States District Court, Southern District of Ohio (Western Division). Executive will not pursue legal action against the Company in any other judicial venue. Executive submits to the jurisdiction of these courts and waives any claim of improper venue, inconvenient forum or forum non conveniens. Notwithstanding the foregoing, the Company may, at its sole election, pursue legal action against Executive at any location it deems appropriate.

                  6.10. SURVIVORSHIP. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

                  6.11. VALIDITY. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision or provisions of this Agreement, which shall remain in full force and effect. If any provision of this Agreement is held to be invalid, void or unenforceable, any court so holding shall substitute a valid, enforceable provision that preserves, to the maximum lawful extent, the terms and intent of this Agreement.

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                  6.12. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

                  IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement effective as of the date first written above.

                                           O'GARA-HESS & EISENHARDT
                                           ARMORING COMPANY

                                           By:  /S/WILFRED T. O'GARA
                                              ----------------------------
                                                    Name:
                                                    Title:

                                            /S/G W ALLEN
                                           -------------------------------
                                           Executive


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                        EXHIBIT A TO EMPLOYMENT AGREEMENT

                  Executive shall receive as compensation for his performance under the attached Employment Agreement the following:

                  (a) SALARY. The Company shall pay Executive a base salary during the Term, payable in accordance with the normal payment procedures of the Company and subject to such withholdings and other normal employee deductions as may be required by law, at the annual rate of $115,000.00. The Board of Directors of the Company shall review such compensation not less frequently than annually during the Term.

                  (b) ANNUAL BONUS. In addition to base salary, Executive shall earn incentive compensation ("incentive compensation") and the Company shall pay each fiscal year, or any fractional period thereof during the term, incentive compensation in accordance with the plan approved by the Compensation Committee and the Board of Directors each fiscal year.

                  (c) BENEFITS. Executive shall participate during the Term in such pension, life insurance, health, disability and major medical insurance plans, and in such other employee benefit plans and programs, for the benefit of the employees of the Company, as may be maintained from time to time during the Term, in the Company's discretion, in each case to the extent and in the manner available to other officers of the Company and subject to the terms and provisions of such plans or programs.

                  (d) VACATION. Executive shall be entitled to a paid vacation of at least three (3) weeks per annum, in accordance with Company policy (but not necessarily consecutive vacation weeks) during the Term.

                  (e) STOCK AWARDS. Executive shall be entitled to receive up to fifty percent (50%) of any incentive compensation in the form of shares of stock of The O'Gara Company, an Ohio corporation ("TOC"). In addition, Executive shall be eligible for grants of stock options in TOC, which grants shall be made at the discretion of the Compensation Committee of the Board of Directors of TOC.

                                          O'GARA-HESS & EISENHARDT
                                          ARMORING COMPANY

                                          By: /S/WILFRED T. O'GARA
                                             -----------------------------
                                                   Name:
                                                   Title:

                                           /S/G W ALLEN
                                          --------------------------------
                                          Executive